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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2003

ReGen Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-20805	23-2476415
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1290 Bay Dale Drive, PMB 351, Arnold, Maryland	21012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 349-2431

(Former name or former address, if changed from last report)

Item 5. Other Events and Required FD Disclosure.

     On September 23, 2003, ReGen Biologics, Inc. closed a private placement of 17,112,702 shares of its Series C Convertible Preferred Stock at a price of $0.4481 per share for total gross proceeds of $7,668,210.00 to Regen. In addition, ReGen issued to the purchasers warrants to purchase an aggregate of 1,600,000 shares of its Common Stock at a price of $0.4481 per share. The warrants are exercisable only upon the occurrence of a subsequent equity financing within eighteen months at a price less than $0.4481 per share. The number of warrants that become exercisable vary according to the purchase price per share of the subsequent equity financing.

     In connection with the private placement of Series C Convertible Preferred Stock, ReGen issued to the placement agents warrants to purchase an aggregate of 200,000 shares of its Common Stock at a price of $0.4481 per share.

     A copy of ReGen’s press release is attached to this current report on Form 8-K. The press release is incorporated by reference into this Item 5 and the foregoing description of the press release is qualified in its entirety by reference to such exhibit.

Exhibit. ReGen Biologics, Inc.

3.6	Certificate of Designations Rights and Preferences of Series C Convertible Preferred Stock

4.5	Amended and Restated Registration Rights Agreement, dated September 23, 2003 by and among ReGen Biologics, Inc. and the Stockholders listed on Schedule 1 thereto

10.2	Series C Convertible Preferred Stock Purchase Agreement, dated September 23, 2003 by and among ReGen Biologics, Inc. and the Purchasers listed on Exhibit A thereto

10.3	Form of Warrant to Purchase Common Stock

10.4	Form of Placement Agent Warrant to Purchase Common Stock

10.5	Form of Placement Agent Warrant to Purchase Common Stock

99.1	Press Release, issued September 23, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC

By:	/s/ Gerald E. Bisbee, Jr., Ph.D.

Name: Gerald E. Bisbee, Jr., Ph.D. Title: Chief Executive Officer and Chairman of the Board

September 25, 2003

Exhibit Index

Exhibit No.	Description

3.6	Certificate of Designations Rights and Preferences of Series C Convertible Preferred Stock

4.5	Amended and Restated Registration Rights Agreement, dated September 23, 2003 by and among ReGen Biologics, Inc. and the Stockholders listed on Schedule 1 thereto

10.2	Series C Convertible Preferred Stock Purchase Agreement, dated September 23, 2003 by and among ReGen Biologics, Inc. and the Purchasers listed on Exhibit A thereto

10.3	Form of Warrant to Purchase Common Stock

10.4	Form of Placement Agent Warrant to Purchase Common Stock

10.5	Form of Placement Agent Warrant to Purchase Common Stock

99.1	Press Release, issued September 23, 2003